July 9, 2018 Luanne Gutermuth By Hand Delivery Dear Luanne: As you are aware, AltaGas Ltd. (“AltaGas”), WGL Holdings, Inc. (“WGL”) and Wrangler Inc. previously entered into that certain Agreement and Plan of Merger dated as of January 25, 2017 (the “Merger Agreement”), and the transactions contemplated under the Merger Agreement closed on July 6, 2018 (the “Closing Date”). We greatly value your dedication and contributions to the success of WGL and its affiliates, including Washington Gas Light Company (the “Company”), and would like for you to continue making valuable contributions going forward. Accordingly, the Company is pleased to extend an offer for you to continue your employment with the Company as Executive Vice President and Chief Administrative Officer effective as of the Closing Date, as well as offer you the opportunity to earn a special retention bonus on the terms and conditions set forth in this letter (this “Letter”). Capitalized terms used in this Letter but not defined in the body hereof are defined in Appendix A attached to this Letter. A summary of the terms of your employment effective as of the Closing Date and the terms and conditions of the special retention bonus are as follows: 1. Base Salary Effective as of the Closing Date, your annualized base salary will be $479,000.00 (USD), subject to applicable taxes and other withholdings as required by law or the policies of the Company. Going forward, your salary will be reviewed at least annually and consistent with the process covering any other similarly situated executive employee of the Company. 2. Benefits During your employment with the Company from and after the Closing Date, you will be eligible to participate in the employee benefit programs and plans sponsored and maintained by the Company and made available to similarly situated employees from time to time, which, for the two-year period beginning on the Closing Date, will be no less favorable, in the aggregate, than the employee benefit programs sponsored and maintained by the Company in which you participated immediately prior to the Closing Date, subject to the terms of the applicable programs and plans as in effect from time to time. You will also be entitled to the fringe benefits and perquisites that are made available to other similarly situated employees of the Company, each in accordance with and subject to the eligibility and other provisions of such plans and programs as in effect from time to time. In addition, and notwithstanding anything herein to the contrary, you will be eligible to participate in any change in control severance plan that covers any other similarly situated executive employees of the Company, and, for the two-year period beginning on the Closing Date, your participation in the following plans shall continue with the same benefit accruals and on the same terms and conditions as in effect prior to the date of this Letter: • Washington Gas Light Company Employees’ Pension Plan CONFIDENTIAL TERMS OF EMPLOYMENT US 5570125

• Washington Gas Light Company Defined Contribution Supplemental Executive Retirement Plan, as amended • Washington Gas Light Company Defined Benefit Restoration Plan, as amended • Washington Gas Light Company Defined Contribution Restoration Plan, as amended 3. Retention Bonus In recognition of your continued service with the Company from the Closing Date through the end of the two-year period immediately following the Closing Date (such two-year period, the “Retention Period”), the Company is offering you a retention bonus in the aggregate amount of $1,557,800.00 (USD), less applicable taxes and other withholdings and deductions as required by law or the policies of the Company (the “Retention Bonus”), subject to the satisfaction of the terms and conditions of this Letter. The Retention Bonus will be paid to you in cash in two installments, with the first payment, equal to 70% of the Retention Bonus, occurring within 30 days of the first anniversary of the Closing Date, and the second payment, equal to 30% of the Retention Bonus, occurring within 30 days of the second anniversary of the Closing Date, so long as you remain continuously employed by the Company from the date of this Letter through the first and second anniversary of the Closing Date, respectively, provided that this requirement shall not apply in the event you experience a Qualifying Termination during the Retention Period (as described below). You will not be eligible to receive the Retention Bonus (or any remaining portion thereof) if, during the Retention Period, the Company terminates your employment for Cause or you resign your employment with the Company other than for Good Reason. In the event you experience a Qualifying Termination during the Retention Period, the Company shall pay you the Retention Bonus (or remaining portion thereof) in a single lump sum payment within 60 days following such Qualifying Termination. Further, in the event you experience a Qualifying Termination on or after the Closing Date, the Company will pay you the total outstanding amount of your LTI award granted to you in October 2017 in accordance with the applicable award agreement evidencing such LTI award, unless such LTI award has already been paid to you. Payment of the Retention Bonus is subject to your compliance with, and you hereby agree that you will abide by, the Company’s Policy of Post-Employment Restrictions (as amended herein), which is incorporated herein by reference, and a copy of which is attached as Exhibit 2 to the Severance Plan. In addition, as a condition to the receipt of the Retention Bonus (or any portion thereof), other than due to your death, you must first execute and deliver to the Company (and not revoke in any time provided by the Company to do so) a general release of claims (the “Release”), which Release shall be delivered to you no later than seven days following the applicable anniversary of the Closing Date or your Qualifying Termination, as applicable, and shall be substantially in the form attached to this Letter as Exhibit A (subject to any changes that the Company determines are necessary or desirable as a result of changes in applicable law), on or prior to each Release Expiration Date (the “Release Requirement”), which Release shall release and discharge the Company, WGL, AltaGas, their respective affiliates, and each of the foregoing entities’ respective owners, shareholders, partners, officers, managers, members, employees, directors, attorneys, affiliates, subsidiaries, parent companies, successors and assigns (collectively, the “Company Parties”) from any and all claims or causes of action arising out of your employment with the Company or any other Company Party or, if applicable, the termination of such employment, and in either case prior to your execution of the Release, other than claims relating to the right to receive the Retention Bonus, to the benefits described in Sections 4.1(b) and 4.1(c) of that certain WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives, as amended (the “Severance Plan”), as described below, and to benefit entitlements under the programs described in section 2 of this Letter, as well as claims that cannot be waived under applicable law and claims arising after the day on which you execute the Release. For the avoidance of doubt, if you experience a Qualifying 2 CONFIDENTIAL TERMS OF EMPLOYMENT

Termination at any time during the two-year period following the Closing Date, you will receive your benefits under Sections 4.1(b) and, if applicable, 4.1(c) of the Severance Plan, subject to your satisfaction of the Release Requirement and your compliance with, and you hereby agree that you will abide by, the Company’s Policy of Post-Employment Restrictions (and amended herein). In exchange for the opportunity to receive the Retention Bonus, you hereby agree that, effective as of the Closing Date, except as otherwise set forth herein, this Letter extinguishes all rights, if any, that you may have and ever may have, contractual or otherwise, relating to or arising out of the Severance Plan, and you expressly acknowledge and agree that, as of the Closing Date, the Company (and, as applicable, each other Company Party) will have fully and finally satisfied all obligations that they have owed, and ever could owe, pursuant to the Severance Plan, as all Company (and, as applicable, each other Company Party) obligations under the Severance Plan shall be deemed fully and finally satisfied as of the Closing Date; provided, however, that, notwithstanding the foregoing or anything to the contrary contained in this Letter, you will continue to be eligible to receive the benefits described in Sections 4.1(b) and 4.1(c) of the Severance Plan on the same terms and conditions and under the same circumstances you would have been eligible to receive such benefits under the Severance Plan prior to your entry into this Letter. For the avoidance of doubt, you acknowledge and agree that, except for any benefits you may be eligible to receive pursuant to Sections 4.1(b) and 4.1(c) of the Severance Plan, the occurrence of the Closing Date (either alone or in conjunction with other events) will not give rise to any rights to severance pay or benefits pursuant to the Severance Plan, and that neither the Company nor any other Company Party will have severance pay obligations to you upon or following the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, in the event you are or may be otherwise entitled to any right or benefit pursuant to Section 4.5 of the Severance Plan, you will not be deemed to surrender or forfeit, and this Letter shall not be deemed to terminate or extinguish, any such right or benefit, and Section 4.5 of the Severance Plan shall remain applicable and in full force and effect. For the avoidance of doubt, this includes, but is not limited to, the right to receive a Gross-up Payment (as defined in the Severance Plan) under circumstances where payments by the Company to you, under this or any other agreement or arrangement, would exceed the limit for deductible payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), by 10% or more. To the extent you are not entitled to a Gross-up Payment and any payments by the Company to you under this Letter or any other agreement or arrangement with the Company would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such payments shall be reduced (but not below zero) to the minimum extent necessary so that no portion of such amounts received by you will be subject to the excise tax imposed by Section 4999 of the Code. Such reduction shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes your economic position and after-tax income; for the avoidance of doubt, you shall not have any discretion in determining the manner in which the payments are reduced. 4. Short-Term Incentive Plan During the term that you are employed by the Company after the Closing Date, you will be eligible to participate in WGL’s or the Company’s, as applicable, annual short-term incentive bonus plan, as in effect from time to time (the “Bonus Plan”), which shall provide you with an opportunity to receive an annual, fiscal-year bonus for (i) WGL the fiscal year beginning October 1 that includes the Closing Date, and (ii) each complete fiscal year thereafter during which you are employed by the Company, based on corporate and individual performance criteria determined in the discretion of the Board (or a designated committee thereof) and in accordance with the terms of the Bonus Plan. Under the current Bonus Plan, and in your current position, each annual bonus shall have a target amount equal to 60% of your then-current base salary, which amount shall be prorated to reflect any WGL fiscal year that is less than 12 months, if applicable. Any “Pro-Rata Bonus” (as such term is defined in the “Company Disclosure Schedules” to the 3 CONFIDENTIAL TERMS OF EMPLOYMENT

Merger Agreement) that is paid to you for the fiscal year in which the Closing Date occurs shall be applied towards your annual bonus for such fiscal year as described in the preceding provisions of this paragraph. 5. Long-Term Incentive Plan During the term that you are employed by the Company after the Closing Date, you will be eligible to receive annual grants under a long-term incentive plan (“LTIP”) for each complete fiscal year following the Closing Date, as determined by the Board (or a designated committee thereof) in its discretion. It is expected that your annual LTIP awards will have an aggregate value on the grant date equal to 110% of your then-current base salary (determined without regard to vesting criteria and valued using generally accepted accounting principles as of such date), which may include performance-based vesting criteria in addition to a time-based vesting schedule. Your participation in the LTIP will be subject to, and governed by, the terms and conditions set forth in the award agreements and other documents pertaining to any such grants, including with respect to your continued employment with the Company, vesting milestones and forfeiture and repurchase provisions, which terms and conditions will be consistent with LTIP awards made to other similarly situated executives of the Company. 6. At-Will Employment Your employment with the Company will be for no specific period of time. Rather, your employment will be “at-will,” meaning that you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice and for any reason or no particular reason. Nothing in this Letter provides a guarantee of employment for any particular time. Although your compensation and benefits may change from time to time, the at-will nature of your employment may only be changed by an express written agreement signed by an authorized officer of the Company. 7. Post-Employment Restrictions Effective as of the Closing Date, Section III.B.2. of the Company’s Policy of Post-Employment Restrictions (the “Post-Employment Policy”), as it applies to you for purposes of this Letter shall be amended and restated so that such Section III.B.2. of that Post-Employment Policy reads, in its entirety, as follows: 2. Solicitation of Customers. The solicitation of any customer or prospective customer of WGL Holdings, Inc. and/or Washington Gas Light Company with whom or which the executive had substantive contact regarding actual or prospective business with the Company during the preceding year, or for whom or which executive had direct or indirect responsibility, or about whom or which the executive obtained Confidential Information, in each case, as an employee or representative of WGL Holdings, Inc. and/or Washington Gas Light Company, which solicitation is with the intent of soliciting business competitive to that of WGL Holdings, Inc. and/or Washington Gas Light Company or diverting business from WGL Holdings, Inc. and/or Washington Gas Light Company. In addition, nothing in the Post-Employment Policy or this Letter will prohibit or restrict you from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to you individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that 4 CONFIDENTIAL TERMS OF EMPLOYMENT are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (3) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Letter requires you to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify WGL and/or the Company or any of their respective affiliates that you have engaged in any such conduct. REMAINDER OF PAGE INTENTIONALLY BLANK SIGNATURE PAGE FOLLOWS 5 CONFIDENTIAL TERMS OF EMPLOYMENT

This offer is open for your acceptance until the close of business on July 13, 2018. Please sign below to acknowledge your agreement and consent to the above terms and return this Letter to Adrian Chapman, President & CEO. Yours sincerely, WASHINGTON GAS LIGHT COMPANY By: /s/ John F. Stark Name: John F. Stark Title: Chairman /s/ Luanne Gutermuth Acknowledged and accepted on this 11th day of July, 2018. SIGNATURE PAGE CONFIDENTIAL TERMS OF EMPLOYMENT

Privileged & Confidential APPENDIX A TO TERMS OF EMPLOYMENT US 5570125

APPENDIX A CERTAIN DEFINITIONS “Board” shall mean the Board of Directors of WGL, or any successor thereto. “Cause” shall mean (1) your willful and continued failure to substantially perform your duties with the Company (other than any such failure from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to you by the Board or, with respect to officers other than the Chief Executive Officer of WGL, by the Chief Executive Officer of WGL, which specifically identifies the manner in which the Board (or the Chief Executive Officer of WGL, if applicable) believes you have not substantially performed such duties; (2) your willful engagement in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; (3) your engagement in reckless misconduct resulting in material financial or non-financial harm to the Company; or (4) your conviction of, or plea of guilty or nolo contendere to, a crime involving your personal enrichment (including, but not limited to, securities violations). For purposes of this definition, no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that the action or omission was in the best interests of the Company. An act may be determined to be injurious to the Company even if it causes no monetary injury. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company “Good Reason” shall mean any termination of employment by you that is not initiated by the Company and that is caused by any one or more of the following events which occurs during the Retention Period: 1. Without your written consent, assignment to you of any duties inconsistent in any material respect with your then-current position, duties or responsibilities, or any other action by the Company which, in your reasonable judgment, would cause you to violate your ethical or professional obligations (after you have provided written notice of such judgment to the Board and the Company has been given a 30-day period within which to cure such action), or which results in a significant diminution in such position, duties or responsibilities; 2. Without your written consent, being required to relocate to a principal place of employment that is both more than 35 miles from your existing principal place of employment, and farther from your current residence than your existing principal place of employment; or 3. Without your written consent, the Company materially reduces your base salary rate or target bonus opportunity (although the setting of goals that are perceived to be more difficult will not be considered such a reduction), or materially reduces the aggregate value of other incentives and retirement opportunity as determined by a third party consulting firm of international stature based on accepted methodologies for determining such value, or fails to allow you to participate in all welfare benefit plans, incentive, savings and retirement plans, fringe benefit plans and vacation benefits applicable to other senior executives. APPENDIX A TO TERMS OF EMPLOYMENT

Notwithstanding the foregoing provisions of this definition, any assertion by you of a resignation for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) you have provided written notice to the Company of the existence of the condition(s) providing grounds for your resignation for Good Reason within 30 days of the initial existence of such condition; (B) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (C) the date of your termination of employment must occur within 60 days after the initial existence of the condition(s) specified in such notice. “Permanent Disability” shall mean, to the extent consistent with Section 409A of the Code, a mental or physical condition which constitutes a “Disability” as set forth in the Washington Gas Light Company Employees’ Pension Plan, provided that such disability is expected to result in death or can be expected to last for a continuous period of not less than 12 months. “Qualifying Termination” shall mean the termination of your employment with the Company by the Company without Cause, your resignation from the Company for Good Reason, or the termination of your employment with the Company due to your death or Permanent Disability. “Release Expiration Date” shall mean the date that is 21 days following each date upon which the Company delivers a Release to you (which shall occur (1) no later than seven days following each of the first and second anniversary dates of the Closing Date if you continue your employment through each such date and (2) in the event you experience a Qualifying Termination (other than due to your death) during the Retention Period, no later than seven days following the date of such Qualifying Termination). Notwithstanding the foregoing, in the event the Company delivers the Release to you because you experience a Qualifying Termination (other than due to your death) and if such Qualifying Termination is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), then the “Release Expiration Date” shall mean the date that is 45 days following such delivery date. APPENDIX A TO TERMS OF EMPLOYMENT